Exhibit 99

PRESS RELEASE

For Immediate Release	June 21, 2012
For Further Information:	Eloise L. Mackus, CEO Phone: 330.576.1208 Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES LAUNCH OF

RESTRUCTURED RIGHTS OFFERING AND NEW RECORD DATE

Fairlawn, Ohio – June 21, 2012 – Central Federal Corporation (Nasdaq: CFBK), the parent company of CFBank, today announced its restructured rights offering of common stock. All record holders of the Company’s common stock as of 5:00 p.m. Eastern Daylight Time on June 14, 2012 will receive, at no charge, one subscription right for each share of common stock held as of the record date. Each subscription right will entitle the holder of the right to purchase 14.5329 shares of Company common stock at a price of $1.50 per share.

The Company, through the restructured rights offering of common stock, seeks to raise up to $22.5 million, consisting of an $18.0 million offering to existing stockholders and a $4.5 million offering to a group of standby purchasers. The U.S. Department of the Treasury has agreed that if the Company obtains gross proceeds at the maximum of the offering range, $22.5 million, it will allow the Company to redeem the Preferred Stock and warrant held by the Treasury and forgive all accrued but unpaid dividends on the Preferred Stock issued in connection with the Troubled Asset Relief Program (TARP) Capital Purchase Program (together, the “TARP Securities”) for a total of $3.0 million, resulting in a discount of approximately $5.0 million. No redemption of the TARP Securities will occur if less than $22.5 million is raised in the stock offering, although the offering will close if at least $19.5 million is raised. Redemption of the TARP Securities will also require regulatory approval.

The rights offering will commence as soon as practicable and will expire on July 16, 2012. To the extent any shares remain unsold at the expiration of the rights offering, the Company may elect to extend the rights offering, and/or conduct a public offering, to end no later than August 14, 2012.

Stockholders of record should expect to receive a prospectus and subscription documents shortly. A registration statement related to these securities has been filed with the SEC and may be viewed on the SEC website (www.sec.gov). You may obtain a written prospectus, when available, for the rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to the Company, 2923 Smith Road, Fairlawn, Ohio 44333, Attention: Eloise L. Mackus, CEO. You may also request a copy of the prospectus by contacting the information agent for the rights offering, ParaCap Group, LLC at 866.719.5037.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, which may be made only pursuant to a prospectus, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state. The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank is a full service bank providing retail/consumer, business banking and residential mortgage loan products and services. We serve the greater Akron and Columbus, Ohio markets through our offices in Fairlawn and Worthington, Ohio, and have offices in Calcutta and Wellsville, Ohio, which are located in what is considered the Utica Shale investment corridor. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.